Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-4 and related proxy statement/prospectus of 10X Capital Venture Acquisition Corp. II of our report dated June 30, 2023, with respect to the consolidated financial statements of African Agriculture, Inc., which appears in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in this proxy statement/prospectus, which is part of this registration statement.

/s/ Whitley Penn LLP

Houston, Texas

September 19, 2023